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                                                                 EXHIBIT 1-3

                           NORTHROP GRUMMAN CORPORATION


                                 DEBT SECURITIES


                             UNDERWRITING AGREEMENT
                             ----------------------

     1. INTRODUCTORY. Northrop Grumman Corporation, a Delaware corporation ("Company"), proposes to issue and sell from time to time certain of its debt securities registered under the registration statement referred to in Section 2(a) ("Registered Securities"). The Registered Securities will be issued under an indenture, dated as of __________, 199__ ("Indenture"), between the Company and Chase Manhattan Bank, National Association, as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

     The Registered Securities involved in any such offering are hereinafter referred to as the "Securities". The firm or firms which agree to purchase the Securities are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, each Underwriter that:



          (a) A registration statement (No. 33-55143), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission ("Commission") and has become effective; no order preventing or suspending the use of such Prospectus has been issued by the Commission and no proceeding for that purpose has been threatened or initiated by the Commission. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Securities and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933, as amended, (the "Act"), including all material filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and incorporated by reference therein, is hereinafter referred to as the "Prospectus."


          (b) On the effective date of the registration statement relating to the Registered Securities, such registration statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended, (the "Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or


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     necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to (i) statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein and (ii) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act.

          (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act and the Exchange Act, as applicable, and the Rules and Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) Each of the Company and its significant subsidiaries listed on Schedule A hereto (each, a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized, is validly existing as a corporation in good standing under the laws of its jurisdiction of organization and has the requisite corporate power and authority to carry on its business as currently being conducted, to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

          (e) All of the issued and outstanding shares of capital stock of, or other ownership interest in, each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and not subject to any preemptive rights, and all of the shares of capital stock of, or other ownership interests in, each Subsidiary are owned, directly or through Subsidiaries, by the Company. Except as set forth in the Prospectus, all such shares of capital stock are owned free and clear of any security interest, mortgage, pledge, claim, lien or encumbrance (each, a "Lien"). There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments or sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Subsidiary.

          (f) The Indenture has been duly authorized by the Company, and, when duly executed and delivered in accordance with its terms, will be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by

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     general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by any implied covenant of good faith and fair dealing, and will conform to the description thereof in the Prospectus. The Securities have been duly authorized by the Company and, on the Closing Date, will have been duly executed by the Company and will conform to the description thereof in the Prospectus. When the Securities are issued, authenticated and delivered in accordance with the Indenture and paid for in accordance with the terms of this Agreement, the Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.


          (g) Each of the firms of accountants that has certified or shall certify the applicable consolidated financial statements and supporting schedules of the Company and/or Grumman Corporation ("Grumman"), as the case may be, filed or to be filed with the Commission as part of the Registration Statement and the Prospectus or incorporated by reference therein are independent public accountants with respect to the Company and the Subsidiaries, as required by the Act. The consolidated historical and PRO FORMA financial statements, together with related schedules and notes, set forth in the Prospectus and the Registration Statement or incorporated by reference therein comply as to form in all material respects with the requirements of the Act. Such historical financial statements fairly present the consolidated financial position of the Company, Grumman and the Subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods. Such PRO FORMA financial statements have been prepared on the basis consistent with such historical statements, except for the PRO FORMA adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by the Prospectus and this Agreement. The other financial and statistical information and data included in the Prospectus and in the Registration Statement, historical and PRO FORMA, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and Grumman.


     3. PURCHASE AND OFFERING OF SECURITIES. The obligation of the Underwriters to purchase the Securities will be evidenced by an exchange of telegraphic or other written communications ("Terms Agreement") at the time the Company determines to sell the Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Securities not already specified in the Indenture, including, but not limited to, interest, maturity, any redemption provisions, any sinking fund requirements, any conversion rights or provisions and whether any of the Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representatives and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Securities. The obligations of the Underwriters to purchase the Securities will be several and not joint. It is

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understood that the Underwriters propose to offer the Securities for sale as set forth in the Prospectus. The Securities delivered to the Underwriters on the Closing Date will be in definitive, fully registered form, in such denominations and registered in such names as the Underwriters may request.

          If the Terms Agreement provides for sales of Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Securities to be purchased by the several Underwriters and the aggregate principal amount of Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Representatives not later than the business day prior to the Closing Date of the principal amount of Contract Securities.

     4. CERTAIN AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters that it will furnish to Latham & Watkins, counsel for the Underwriters, one signed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of
Securities:

          (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) or, if applicable and if consented to by the Representatives, subparagraph (5), not later than the second business day following the execution and delivery of the Terms Agreement.

          (b) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under

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     which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

          (d) As soon as practicable following the issuance and sale of any of the Registered Securities, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will comply with the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related Prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

          (f) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

          (g) During the period of 5 years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year a copy of its annual report to stockholders for such year, and the Company will furnish to the Representatives (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

          (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Registered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate pursuant to Section 4(f) hereof and the printing of any memorandum relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for fees charged by the National Association of Securities Dealers, Inc. and for expenses incurred in distributing the Prospectus, any preliminary prospectuses and any preliminary prospectus supplements to the Underwriters. It is understood, however, that, except as provided in this Section, Section 6 and Section 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

          (i) For a period beginning at the time of execution of the Terms Agreement and ending on the later of (x) the termination of the syndicate of Underwriters in connection with the offering and sale of the Securities or (y) the Closing Date, without the prior consent of the

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     Representatives, the Company will not offer, sell, contract to sell or otherwise dispose of United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue.

     5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:



          (a) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Deloitte & Touche L.L.P. confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:


               (i) in their opinion, the consolidated financial statements and schedules examined by them and incorporated by reference in the Registration Statement relating to the Registered Securities, as amended at the date of such letter, comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) they have performed procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement on Auditing Standards No. 71, "Interim Financial Information" on the unaudited condensed consolidated financial statements incorporated by reference in the Registration Statement;

               (iii) on the basis of the procedures referred to in (ii) above, and inquiries of officials of the Company who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that: any modifications should be made to the unaudited condensed consolidated financial statements incorporated by reference in the Registration Statement for them to be in conformity with generally accepted accounting principles, and such unaudited condensed financial statements incorporated by reference in the Registration Statement do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;



               (iv) on the basis of reading the unaudited pro forma condensed consolidated statement of earnings for the year ended December 31, 1993 and the three months ended March 31, 1994, incorporated by reference in the Registration Statement, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, (x) nothing came to their attention that caused them to believe that such unaudited pro forma condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and (y) they have proven the arithmetic accuracy of the application of the pro forma adjustments to the

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          historical amounts in the unaudited pro forma condensed consolidated financial statements; and



               (v) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information, including the ratio of earnings to fixed charges, contained in such prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its Subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.



     All financial statements and schedules included in material incorporated by reference into such prospectus shall be deemed included in such prospectus for purposes of this subsection.


          (b) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Arthur Andersen confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

               (i) in their opinion, the consolidated financial statements and schedules of Grumman and its subsidiaries examined by them and incorporated by reference in the Registration Statement relating to the Registered Securities, as amended at the date of such letter, comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and

               (ii) they have performed procedures specified by the Representatives with respect to the unaudited consolidated financial statements of Grumman and its subsidiaries incorporated by reference in the Registration Statement, including (a) reviewing of the minutes of meetings of the stockholders of Grumman, the board of directors of Grumman and any committees thereof as set forth in the minute books at March 31, 1994, (b) reading the unaudited consolidated financial statements of Grumman and its subsidiaries incorporated by reference in the Registration Statement and agreeing the amounts contained therein with Grumman's accounting records as of March 31, 1994 and for the three-month period then ended and (c) inquiring of certain officials of Grumman who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements incorporated by reference in the Registration Statement (X) are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements of Grumman and its subsidiaries incorporated by reference in the Registration Statement and (y) comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations.

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     All financial statements and schedules included in material incorporated by reference into such prospectus shall be deemed included in such prospectus for purposes of this subsection.

          (c) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Ernst & Young confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that (i) they audited the consolidated balance sheets of [Vought Aircraft Company] [VAC Acquisition Corp.] ("Vought") and its subsidiaries as of December 31, 1993 and the related consolidated statements of income and retained earnings and cash flows for the year then ended (the "Vought Financial Statements") and
     (ii) they have compared specified dollar amounts and other financial information with respect Vought contained in the Prospectus with the financial information contained in the Vought Financial Statements and have found such dollar amounts and other financial information to be in agreement with such results.



          (d) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.




          (e) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its Subsidiaries which, in the judgment of a majority in interest of the Underwriters, including any Representatives, materially impairs the investment quality of the Securities or the Registered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.




          (f) The Representatives shall have received an opinion, dated the Closing Date, of Sheppard, Mullin, Richter & Hampton, counsel for the Company, to the effect that:

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               (i)  Each of the Company and its Subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of the State of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and, to the best of such counsel's knowledge, each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect;


               (ii) The Company has authorized capitalization as set forth in the Prospectus;

               (iii) The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Securities have been duly authorized; the Securities other than any Contract Securities have been duly executed, authenticated, issued and delivered; the Indenture and the Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by any implied covenant of good faith and fair dealing; and the Securities other than any Contract Securities conform, and any Contract Securities, when so issued and delivered and sold, will conform, to the description thereof contained in the Prospectus;

               (iv) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws;

               (v) The execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any Federal, California or Delaware statute or any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties or any material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or the charter or by-laws of the Company, and the Company has the power and authority to authorize, issue and sell the Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

               (vi) After due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described;

               (vii) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus (other than the financial statements and notes thereto and supporting schedules and other financial and statistical information contained therein as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; and

               (viii) The Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.



          Such counsel shall also state that on the basis of their involvement in the preparation of the Registration Statement and although they have not verified the accuracy or completeness of the statements contained therein or in any amendment thereto, nothing has come to the attention of such counsel which causes them to believe that the Registration Statement or the Prospectus (other than the financial statements and notes thereto and supporting schedules and other financial and statistical information contained therein) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and such counsel does not know of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.


          In rendering such opinion, such counsel shall opine as to the effect of the federal laws of the United States, the internal laws of the States of California and New York and the General Corporation Laws of the State of Delaware. As to matters involving application of the laws of the State of New York, to the extent specified in such opinion, such counsel may rely on the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters.

          (g) The Representatives shall have received an opinion, dated the Closing Date, of Richard R. Molleur, Corporate Vice President and General Counsel of the Company, to the effect that:


               (i) The execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any Federal, California or Delaware statute or any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties or any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its properties is subject, or the charter or by-laws of the Company, and the Company has the power and authority to authorize, issue and sell the Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

               (ii) Such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of their respective properties is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required.

          In rendering such opinion, such counsel shall opine as to the effect of the federal laws of the United States, the internal laws of the State of California and the General Corporation Laws of the State of Delaware.



          (h) The Representatives shall have received from Latham & Watkins, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.





          (i) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its Subsidiaries except as set forth in or contemplated by the Prospectus or as described in such certificate.


          (j) The Representatives shall have received a letter , dated the Closing Date, of Deloitte & Touche L.L.P. , which reconfirms the matters set forth in their letter delivered pursuant to subsection (a) of this Section and which states in effect that:


               (i) in their opinion, the consolidated financial statements and schedules examined by them and incorporated by reference in the Registration Statement relating to the Registered Securities, as amended at the date of such letter, comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) they have performed procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement on Auditing Standards No. 71, "Interim Financial Information" on the unaudited condensed consolidated financial statements incorporated by reference in the Registration Statement;

               (iii) on the basis of the procedures referred to in (ii) above, and inquiries of officials of the Company who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that: any modifications should be made to the unaudited condensed consolidated financial statements incorporated by reference in the Registration Statement for them to be in conformity with generally accepted accounting principles, and such unaudited condensed financial statements incorporated by reference in the Registration Statement do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;


               (iv) on the basis of reading the unaudited pro forma condensed consolidated statement of earnings for the year ended December 31, 1993 and the three months ended March 31, 1994, incorporated by reference in the Registration Statement, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, (x) nothing came to their attention that caused them to believe that such unaudited pro forma condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and (y) they have proven the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma condensed combined financial statements;



               (v) on the basis of the review referred to in (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) the unaudited financial statements, if any, included in the Prospectus and not covered by their letter delivered pursuant to subsection (a) of this Section do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                    (B) the unaudited capsule information, if any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                    (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and consolidated Subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                    (D) for the period from the date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net sales, net operating income, income before extraordinary items or net income or in the ratio of earnings to fixed charges;

          except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (vi) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information included in the Prospectus and not covered by their letter delivered pursuant to subsection (a) of this Section (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its Subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for the purposes of this subsection.


          (k) The Representatives shall have received a letter, dated the Closing Date, of Arthur Andersen, which reconfirms the matters set forth in their letter delivered pursuant to subsection (b) of this Section and which states in effect that:




               (i) in their opinion, the consolidated financial statements and schedules of Grumman and its subsidiaries examined by them and incorporated by reference in the Registration Statement relating to the Registered Securities, as amended at the date of such letter, comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and




               (ii) they have performed procedures specified by the Representatives with respect to the unaudited consolidated financial statements of Grumman and its subsidiaries incorporated by reference in the Registration Statement, including (a) reviewing of the minutes of meetings of the stockholders of Grumman, the board of directors of Grumman and any committees thereof as set forth in the minute books at March 31, 1994, (b) reading the unaudited consolidated financial statements of Grumman and its subsidiaries incorporated by reference in the Registration Statement and agreeing the amounts contained therein with Grumman's accounting records as of March 31, 1994 and for the three-month period then ended and (c) inquiring of certain officials of Grumman who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements incorporated by reference in the Registration Statement (x) are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements of Grumman and its subsidiaries incorporated by reference in the Registration Statement and (y) comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations.



     All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for the purposes of this subsection.



          (l) The Representatives shall have received a letter, dated the Closing Date, of Ernst & Young, which reconfirms the matters set forth in their letter delivered pursuant to subsection (c) of this Section and which states in effect that (i) they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder, (ii) they audited the Vought Financial Statements and (iii) they have compared specified dollar amounts and other financial information with respect Vought contained in the prospectus with the financial information contained in the Vought Financial Statements and have found such dollar amounts and other financial information to be in agreement with such results.

     The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

     6.   INDEMNIFICATION AND CONTRIBUTION.


     (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.



     (b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any action or related actions in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     7. DEFAULT OF UNDERWRITERS. If any Underwriter or Underwriters default in their obligations to purchase Securities under the Terms Agreement and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement and the Terms Agreement, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, such Terms Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the principal amounts of the Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

     The foregoing obligations and agreements set forth in this Section will not apply if the Terms Agreement specifies that such obligations and agreements will not apply.

     8. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If the Terms Agreement is terminated pursuant to
Section 7 or if for any reason the purchase of the Securities by the Underwriters under the Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

     9. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their addresses furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Northrop Grumman Corporation, 1840 Century Park East, Los Angeles, California 90067, Attention: _________________.

     10. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in Terms Agreements and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

     11. APPLICABLE LAW. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.


                                   NORTHROP GRUMMAN CORPORATION



                                   By..................................
                                     Name:
                                     Title:



                                   CS First Boston Corporation
                                   [Insert names(s) of other Representatives or Underwriters]
                                   [On behalf of--themselves--itself--and as
                                   Representative[s] of the Several] [As]
                                   Underwriter[s]

                                   [By CS First Boston Corporation]

                                   By.........................................
                                      Name:
                                      Title:

                                   SCHEDULE A



                               Grumman Corporation

                                                                         ANNEX I

  (THREE COPIES OF THIS DELAYED DELIVERY CONTRACT SHOULD BE SIGNED AND RETURNED
      TO THE ADDRESS SHOWN BELOW SO AS TO ARRIVE NOT LATER THAN 9:00 A.M.,
               NEW YORK TIME, ON............. .........., 19.....)


                            DELAYED DELIVERY CONTRACT

                                                [INSERT DATE OF PUBLIC OFFERING]


Northrop Grumman Corporation
c/o  CS First Boston Corporation
     Park Avenue Plaza
     New York, N.Y. 10055
     Attention: [INSERT NAME OF CORPORATE FINANCE OFFICER]

Gentlemen:

     The undersigned hereby agrees to purchase from Northrop Grumman Corporation, a Delaware corporation ("Company"), and the Company agrees to sell to the undersigned, [IF ONE DELAYED CLOSING, INSERT-as of the date hereof, for delivery on ______, 199__ ("Delivery Date"),]

                           [$] ......................

- --principal amount--of the Company's [INSERT TITLE OF SECURITIES] ("Securities"), offered by the Company's Prospectus dated _______, 199___ and a Prospectus Supplement dated ______, 199__ relating thereto, receipt of copies of which is hereby acknowledged, at--__% of the principal amount thereof plus accrued interest if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

     [IF TWO OR MORE DELAYED CLOSING, INSERT THE FOLLOWING:

     The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the--principal--amounts set forth below:


          DELIVERY DATE                           PRINCIPAL AMOUNT
          ...........................             ...................
          ...........................             ...................

Each of such delivery dates is hereinafter referred to as a Delivery Date.

     Payment for the Securities that the undersigned has agreed to purchase for delivery on--the--each--Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House (next day) funds at the offices of __________________ at ___ __. M. on--the--such--Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned--for delivery on such Delivery Date--in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to--the--such--Delivery Date.

- --------------------------------
* INSERT DATE WHICH IS THIRD FULL BUSINESS DAY PRIOR TO CLOSING DATE UNDER THE TERMS AGREEMENT.

     It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on each Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at such Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undesigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

     Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at the address set forth below notice to such effect, accompanied by copies of the opinion[s] of counsel for the Company delivered to the Underwriters in connection therewith.

     This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

     It is understood that the acceptance of any such Contract is in the company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                                   Yours very truly,


                                   ............................................
                                                  (NAME OF PURCHASER)


                                   BY .........................................

                                      .........................................
                                                  (TITLE OF SIGNATORY)

                                      .........................................

                                      .........................................
                                                  (ADDRESS OF PURCHASER)

Accepted, as of the above date.

Northrop Grumman Corporation



By ...........................................
   Name:
   Title: